FORBEARANCE AGREEMENT

     THIS FORBEARANCE AGREEMENT (the "Agreement") is made this 30th day of June, 2005, by and among UNITED BANK, a Virginia banking institution (the "Bank" or "Lender"), and WILLIAMS INDUSTRIES, INC., a Virginia corporation with offices at 8624 J.D. Reading Drive, Manassas, VA 20109; INSURANCE RISK MANAGEMENT GROUP, INC., a Virginia corporation; PIEDMONT METAL PRODUCTS, INC., a Virginia corporation, WILLIAMS BRIDGE COMPANY., a Virginia corporation, WII REALTY MANAGEMENT, INC., a Virginia corporation, WILLIAMS STEEL ERECTION COMPANY, INC., a Virginia corporation, GREENWAY CORPORATION, a Maryland corporation, WILLIAMS EQUIPMENT CORPORATION, a District of Columbia corporation (collectively, "Original Borrower") and S.I.P., INC. OF DELAWARE, a Delaware corporation ("S.I.P."; collectively, with "Original Borrower", the "Borrower"), with the consent of WILLIAMS FAMILY LIMITED PARTNERSHIP, a Virginia limited partnership ("WFLP") and FRANK E. WILLIAMS, JR., individually.

RECITALS:

     A. As more fully provided in the underlying loan documents, on or about April 16, 1999, the Bank made a revolving loan to Original Borrower in the original principal amount of $2,500,000, evidenced by Revolving Credit Note No. 3 of even date therewith bearing initial interest at prime plus 1.25%, as thereafter amended and restated, from time to time (the Revolving Loan), secured by, among other things, business assets pledged under a Revolving Credit and Term Loan Agreement and a related Security Agreement of even date, as thereafter amended, from time to time, and is also secured by land in Manassas and Bedford, Virginia pledged to the Bank under deeds of trust on the respective properties (the "Manassas Deed of Trust" and the "Bedford Deed of Trust", respectively). This loan is further secured by common stock of S.I.P. Inc. of Delaware, a Delaware corporation, under a Pledge Agreement dated August 31, 2000,. The sum of $2,529,016.70 was due on the Revolving Loan at May 12, 2005, when the Bank made demand for payment, plus legal fees and costs, which are additional. Interest and other fees and charges continue to accrue thereafter, and as of the date hereof. Borrower acknowledges that this loan is matured and is now fully due and owing, without defense, offset or counterclaim.

     B. As more fully provided in the underlying loan documents, on or about April 16, 1999, the Bank made a draw term loan to Original Borrower, due April 1, 2014, evidenced by Term Note No. 1 in the amount of $2,260,750 of even date, initially bearing interest at 8.7%, as amended, from time to time, secured by, among other things, the same collateral as secures the Revolving Loan. The sum of $1,848,996.42,833 was due and owing on this loan (the "Term Loan No. 1") as of May 12, 2005, when demand for payment was made by the Bank ,plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date
hereof.   Borrower acknowledges that this loan has now been accelerated by the Bank and is now fully due and owing, without defense, offset or counterclaim.

     C. As more fully provided in the underlying loan documents, on or about April 16, 1999, the Bank made a second term loan to Original Borrower evidenced by a promissory note in the original principal amount of $639,250, bearing interest at 8.7%, as amended, from time to time, which loan (Term Loan No. 2), due April 1, 2009, secured by, among other things, the same collateral as secures the Revolving Loan. The sum of $314,221.29 was due on this loan as of May 12, 2005, when notice of default and demand for payment of this loan was made by the Bank, plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date hereof. Borrower acknowledges that this loan has been accelerated by the Bank and is now fully due and owing, without defense, offset or counterclaim.

     D     As more fully provided in the underlying loan documents, on or about August 31, 2000, the Bank made a further term loan to Original Borrower in the original principal amount of $250,000, evidenced by Term Note No. 6 of even date, bearing interest at prime plus 1%, due September 1, 2005, (Term Loan No. 6), as amended, from time to time, which loan is secured by, among other things, the same collateral which secures the Revolving Loan. The sum of $35,369.14 was due on this loan as of May 12, 2005, when notice of default and demand for payment was made by the Bank, plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date hereof. Borrower acknowledges that this loan has been accelerated by the Bank and is now fully due and owing, without defense, offset or counterclaim.

     E. As more fully provided in the underlying loan documents, on or about May 1, 2001, the Bank made a further term loan to Original Borrower in the original principal amount of $1,000,000, evidenced by a Term Note No. 7 of even date, bearing interest at prime plus 1%, due May 1, 2006 (Term Loan No. 7), which loan is secured by, among other things, the same collateral which secures the Revolving Loan. The sum of $211,111.83 was due on this loan as of May 12, 2005, when notice of default and demand for payment was made by the Bank, plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date hereof. Borrower acknowledges that this loan has been accelerated by the Bank and is now fully due and owing, without defense, offset or counterclaim.

     F. On or about April 4, 2002, the Bank made a term loan to Williams Industries, Inc. evidenced by a promissory note of even date in the amount of $43,000, bearing interest at 7.5%, due April 4, 2005 (the Williams Industries Loan), secured by equipment pledged under a Commercial Security Agreement dated April 4, 2002. The sum of $3,060.29 was due on this loan as of May 12, 2005, when the Bank gave notice of default and demand for payment, plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date hereof. Borrower acknowledges that this loan has matured and is now fully due and owing, without defense, offset or counterclaim.

     G. On or about June 4, 2001, the Bank made a demand loan to Williams Equipment Corporation (the Williams Equipment Loan), evidenced by a promissory note of even date in the amount of $34,500, bearing interest at 8.25%, due on demand and, if no demand is made, on June 4, 2006. The sum of $11,483.75 was due on this loan as of May 12, 2005, when the Bank gave notice of default and demand for payment, plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date hereof. Borrower acknowledges that this loan has been accelerated by the Bank and is now fully due and owing, without defense, offset or counterclaim.

     H. On or about January 12, 2004, the Bank made a term loan to Williams Steel Erection Co. evidenced by a promissory note of even date in the amount of $31,083.86. bearing interest at 5.75%, due January 12, 2008 (the Williams Steel Erection Co. Loan), which loan is secured by a 2000 Ford F-250 pickup truck under a Commercial Security Agreement of even date. The sum of $24,189.29 was due on this loan as of May 12, 2005, when the Bank gave notice of default and demand for payment, plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date hereof. Borrower acknowledges that this loan has been accelerated by the Bank and is now fully due and owing, without defense, offset or counterclaim.

     I. On or about June 29, 2000, the Bank made a term loan to Williams Bridge Company in the original amount of $87,948, bearing interest at 9.5%, secured by business assets, principally accounts and equipment, pledged under a Commercial Loan and Security Agreement dated June 29, 2000, due 29, 2005. The sum of $12,551.49 was due on this loan as of May 12, 2005, when the Bank gave notice of default and demand for payment, plus legal fees and costs, which are additional. Interest and other charges continue to accrue thereafter and as of the date hereof. Borrower acknowledges that this loan has been accelerated by the Bank and is now fully due and owing, without defense, offset or counterclaim.

     J. On or about May 13, 2002, the Bank made a term loan to Borrower (i.e., to S.I.P. Inc. of Delaware, and the others noted above) evidenced by a promissory note of even date in the amount of $900,000, reduced to $765,000 under a Change In Terms Agreement dated August 2, 2002, bearing interest at prime plus .5%, due August 2, 2007 (the SIP Loan), which loan is secured by business assets pledged under a Commercial Security Agreement dated May 13, 2002. The sum of $332,247.05 was due on this Loan as of June 29, 2005, plus legal fees and costs, which are additional. Interest and other charges continue to accrue. Borrower, by its signature below, agrees to treat this loan as having been accelerated by the Bank, and as now fully due and owing, without defense, offset or counterclaim.

     K. Williams Industries, Inc. and other obligors are further indebted to the Bank in the sum of $114,185 as of May 19, 2005, pursuant to the terms of an Application and Agreement For Irrevocable Standby Letter of Credit No. 2351666-5001 dated March 1, 2004, plus legal fees and costs, which are additional. Borrower acknowledges that this obligation has been declared due by the Bank and is now fully due and owing, without defense, offset or counterclaim

     L. The various obligations and indebtedness of Borrower, Original Borrower, Williams Bridge Company, Williams Equipment Corporation and Williams Steel Erection Company referred to in recitals A-K above is hereinafter referred to, collectively, as the "Indebtedness." The Indebtedness, and the other obligations and covenants and duties of the Borrowers under the associated loan documents (the "Loan Documents"), are hereinafter referred to, collectively, as the "Obligations".

     M. Borrower, and each party hereto which is an obligor to the Bank on the Indebtedness or any part thereof, together with Borrower's principal, Frank Williams, Jr. (the "Guarantor") have requested the Bank to forbear from exercising its rights under the various loan documents which evidence the Indebtedness (collectively, the "Loan Documents") and seek to induce the Bank to enter into this Agreement by their covenants and promises herein. The Guarantor likewise seeks to induce Bank to enter into this Agreement, will benefit directly and indirectly from Bank's entry into this Agreement and such benefit has a reasonably equivalent value to liabilities and obligations incurred by Guarantor under his Guarantee Agreement of even date herewith.

     N. The Bank is willing to forbear from exercising its legal remedies under the Loan Documents, under and on the terms and conditions hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The recitals above are acknowledged to be true and correct.

     2.     Definitions and Interpretation.

          (a) Defined Terms. Capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings given to them in the Loan Documents. Terms defined in the singular have corresponding meanings in the plural, and vice versa. The word "including" means "including without limitation".

          (b) Interpretation. Unless otherwise indicated, references to Sections, Exhibits and Schedules are to the Sections of, and Exhibits and Schedules to, this Agreement. Unless the context clearly requires otherwise, references in this Agreement to any other agreements, documents or instruments shall be references to such agreements, documents and instruments as amended, modified or supplemented from time to time, and references in this Agreement to laws, statutes, rules, regulations or other governmental restrictions, standards or requirements shall be references to such laws, statutes, rules, regulations and other governmental restrictions, standards or requirements as in effect from time to time. Headings in this Agreement are for ease of reference only and shall not be used to interpret the terms and conditions hereof.

     3. Guaranty Agreement. To induce Bank to enter into this Agreement, Frank Willams, Jr. (the "Guarantor") shall execute and deliver his personal Guaranty, in the form attached hereto as Exhibit A (the "Guaranty") on even date, and he shall deliver his most recent personal financial statement to the Bank, dated as of the date hereof, by no later than July 15, 2005.

     4. S.I.P. Mortgage. S.I.P., in consideration of the Bank's entry into this Agreement, and as security for all of the Indebtedness, agrees to place a $750,000 first mortgage on the property shown in Exhibit B hereto by no later than July 15, 2005. If the mortgage is not timely placed, or if the subject parcels, collectively, does not appraise for the Bank, post-Closing, with a fair market value of at $750,000, it shall be an event of default under this Agreement unless the Guarantor forthwith delivers a further guarantee in the amount of the shortfall. The Guarantor also fully guarantees the extent, validity and priority of this Deed of Trust, and shall pay the Bank $750,000 if this deed of trust is ever voided or set-aside, or held to be invalid security for the Obligations, or any reason, as more fully set forth in the Guaranty.

     5. Increase to Welllington Deed of Trust. The existing Deed of Trust dated July 19, 2000, held by the Bank, as successor to Century National Bank, on 17.5 acres of real property owned by the Williams Family Limited Partnership, a Virginia limited partnership, adjoining the company's headquarters in Manassas, VA, at 8327 Wellington Road, the property description for which is attached as Exhibit C, which deed of trust secures indebtedness held by the Bank under that certain promissory note from the Williams Family Limited Partnership in the original principal amount of $500,000 to Century National Bank dated July 19, 2000, as amended by an Allonge And Modification To Promissory Note dated July 19, 2003, between the Bank and the Williams Family Limited Partnership, will be raised from $400,000 to $1.4 million no later than July 15, 2005. In the event that this property does not appraise for the Bank, post-Closing, such that the Bank's lien of $1.4 million, as so increased, is supported by equity of $1.4 million, on a fair market value basis, this shall be a default under this Agreement unless the Guarantor delivers a further guarantee in an amount equal to the shortfall. The Guarantor also fully guarantees to the Bank the extent, validity and priority of this Deed of Trust, and its security for the Indebtedness, and shall pay the Bank $1.0 million if this deed of trust is ever voided or set-aside, or held to be invalid security for the Obligations, for any reason, as more fully set forth in the Guaranty.

     6. Pay-down at Closing on June 30, 2005. Bank to receive a $308,204.63 cash payment at Closing, which shall be on June 30, 2005, no later than noon. Of this sum, $216,452.36 shall come from sale of real property in Bedford, VA on which the Bank has a first lien, with the balance to be paid by check in the amount of $91,752.27.

     7. Monthly payments Post-Closing. Borrower, in consideration of the Bank's forbearance and entry into this Agreement, shall monthly make payments to the Bank, after June 30, 2005, in the amounts shown on the schedule attached hereto as Exhibit D, as-if the Indebtedness had not been accelerated. By accepting these payments, the Bank does not waive its prior acceleration of the Indebtedness or de-accelerate the Indebtedness.

     8. Supplemental Pay-down. Bank to receive a further supplemental principal pay-down of $750,000 by no later than September 30, 2005, such pay-down to come from sources outside collateral presently pledged to the Bank (including hereunder) or the products and proceeds thereof. Proof of the source of this supplemental pay-down to be given to the Bank. The Guarantor absolutely guarantees this obligation, which guarantee is a guarantee of payment, not of collection.

          To the extent, if any, that the $750,000 payment is funded by the sale-leaseback of any property currently owned by any of the Borrowers, rental payments by any one or more of the Borrowers to the purchaser-landlord after the sale-leaseback will be subordinated to the payment of the Indebtedness and other Obligations to the Bank, in full, provided that reasonable monthly rent may be paid to the purchaser-landlord provided that there is no default under the terms of this Agreement.

          The Bank will advise the Borrowers which notes, letter of credit obligations or other Obligations included within the Indebtedness will be paid down with the proceeds of the $750,000 supplemental payment, in the Bank's sole discretion. However, the Bank will give reasonable deference, in making the Bank's ultimate decision, to the wishes of the Borrower regarding which Obligations should be satisfied from this payment.

     9. Cross-collateralization. Borrower agrees that all collateral pledged to the Bank shall be cross-collateralized and serve as security for any and all Indebtedness owed to the Bank.

     10. Forbearance. Subject to the provisions of this Forbearance Agreement and provided that there is no Forbearance Default hereunder, the initial term of the Bank's forbearance shall be from the date hereof through September 30, 2005, provided, however, that if there is no default hereunder, and, without limitation, the Bank receives the supplemental pay-down of $750,000 by September 30, 2005, as required by the terms hereof, the term of the Bank's forbearance shall extend to February 28, 2006.

Each of the following shall constitute a "Forbearance Default":

          (a) Any further Event of Default, beyond cure, under the governing loan documents for the Indebtedness shall occur after the date hereof;

          (b) Borrower shall fail to observe or perform any monetary covenant or obligation contained in this Agreement;

          (c) Any party to this Agreement shall fail to observe or perform any non-monetary covenant or obligation contained in this Agreement, which default shall continue for five (5) business days after notice thereof;

          (d) Any representation or warranty of any party hereto or in any document delivered pursuant to this Agreement shall prove to be materially false, misleading or incorrect when made;

          (e) Guarantor shall fail to observe or perform any of his obligations or covenants under this Agreement or the Guaranty;

                        (f) Borrower or the Guarantor shall suffer a material adverse change in financial position, as compared to the date hereof, as determined by the Bank; or

          (g) An involuntary bankruptcy petition shall be filed against Borrower or any member or entity thereof;

          (h) Borrower or any member or entity thereof shall make an assignment for the benefit of creditors or file a voluntary bankruptcy petition;

(i) Any action shall be taken, by any person, to challenge, void or set aside the Bank's liens, or its rights under the Loan Documents, this Agreement or under the Guarantee thereof by the Guarantor, which action is not dismissed within ten (10) business days of the notice thereof.

(j) The Wilmington property pledged to the Bank hereunder does not appraise for the Bank, on a market value basis, within sixty (60) days post-Closing, to show equity of at least $750,000 supporting the Bank's lien,;

(k) The Wellington property, whose deed of trust in favor of the Bank is to be raised to $1.4 million under the terms of this Agreement, does not appraise for the Bank, on a fair market value basis, within sixty (60) days post-Closing, to show the Bank's lien as supported by equity of at least $1.4 million.

Upon expiration of the Forbearance Period, the Lender may institute such collection proceedings and such other remedies, contractual, legal or equitable, against Borrower and/or the Guarantor, as the Lender, in its sole discretion, may elect.

     11. Accountant's Review. During the Forbearance Period the Lender shall have the right to have a certified public accounting firm of its choice complete a collateral audit of the Borrower and review the Borrower' books and records. The Borrower shall cooperate fully with any such audit or review and shall pay all reasonable costs associated therewith, within thirty (30) days of demand for the same.

     12. Legal Fees; Costs. Borrower shall pay all reasonable legal fees and costs, and all appraisal and other costs, incurred by the Bank in preparing and documenting and closing this Agreement and the obligations of the parties hereunder, or that have been or may after the date of this Agreement be incurred by the Bank in connection with the failure of Borrower to timely satisfy its obligations under the Loan Documents, including, without limitation, all reasonable legal fees and costs incurred by the Bank in connection with the preparation and any enforcement of its
rights under this Agreement.   All parties agree to consent to the
jurisdiction of the Circuit Courts for Fairfax and Prince William County, Virginia with respect to any dispute over the amount of such fees, and they further consent to the jurisdiction of the Prince William and Fairfax County Circuit Courts for all purposes of this Agreement.

     13. Representations and Warranties. To induce the Lender to enter into this Agreement, Borrower, WFLP and the Guarantor represent and warrant as follows:

          (a)     Incorporation, Good Standing and Qualification.
Borrower, and each member or entity thereof, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, as set forth above, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required and in which the failure to so qualify could have a material adverse effect on its business, financial position, results of operations, property or prospects.

          (b) Power and Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary
action on the part of each signatory hereto and   do not and will not (i)
require the consent or approval of any third person or any further action of Borrower, its shareholders, the Guarantor or the WFLP; (ii) result in a material breach or constitute a default under any material agreement or instrument to which such signatory is a party or by which such signatory is bound or such signatory's properties may be affected; (iii) result in, or require, the creation or imposition of any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof or any agreement to give any of the foregoing (any of the foregoing a "Lien") upon or with respect to any of the properties now or hereafter owned or acquired by such signatory, except as specifically permitted under the Loan Documents, the Guarantee Agreement from the Guarantor discussed above or the terms hereof, or (iv) cause such signatory to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it.

          (c) Legally Enforceable Agreement. This Agreement is enforceable against each signatory in accordance with its terms.

          (d) Financial Condition. Neither Borrower, the WFLP or Guarantor will be rendered insolvent or left with unreasonably small capital as a result of its entry into this Agreement

          (e) Full Disclosure. Neither this Agreement, nor any of the Loan Documents nor any document, certificate or written statement delivered to the Lender in connection with any of the foregoing or the transactions contemplated thereby, including, without limitation, the mortgage, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading in the light of the circumstances under which such statements were made.

          (f) No Defenses. Borrower, WFLP and the Guarantor have no set-off or defenses to their respective obligations to Lender.

          (g) Miscellaneous. Borrower, WFLP and the Guarantor each represent, as to themselves, that (i) they have good title to their respective assets; (iii) they are solvent on a balance sheet basis, considering all their assets and liabilities at market value, and will remain solvent, after their entry into this Agreement and the transactions contemplated thereby; (iv) they are paying their respective debts as they become due; (v) they have received fair consideration for their entry into this Agreement; (vi) they have no intent nor any contemplation of filing for bankruptcy within one (1) year from the date hereof, or at any time thereafter; and (vii) they have not entered into this Agreement with actual intent to hinder, delay or defraud any of their respective creditors.

     14. Covenants. The Borrower covenants and agrees with the Lender that, for the terms of this Agreement, or until Lender is paid in full, if later:

          (a) Accounts and Instruments. Borrower shall maintain all bank and investment and security accounts only at the Bank, except that Borrower may maintain local bank accounts for working capital at other banks if Bank does not have a branch or office within ten (10) miles of Borrower's business location, provided, however, that such accounts shall be not exceed one (1) for each such location and each such local account shall not have more than $50,000 on deposit therein, or as may otherwise be agreed with the Bank, in writing.

          (b) Transfers to Insiders. Borrower shall not (i) make any loan or advance to any "insider", as that term is defined by the Bankruptcy Code; (ii) make any payments on any existing insider loans; nor (iii) make to any insider any payment of any kind, other than salary for current services, at pay rates no greater than those which existed on June 30, 2005, or, if less, the fair value of such services, except for travel expenses reimbursed at actual cost, not to exceed two thousand dollars per month, in the aggregate.

          (c) Compliance with Loan Documents. Except to the extent expressly modified in this Agreement, Borrower shall observe and perform all covenants and obligations to be observed or performed by it under the Loan Documents.

     15. No Novation, Waivers or Impairment. The parties hereto agree that neither this Agreement nor any other document executed in accordance herewith is intended to be a novation of any of the Loan Documents or of any obligation thereunder. The parties further agree that,:

     (a) Subject to Lender's duty to forbear under the terms of this Agreement, nothing herein shall release or waive any of the Borrowers' obligations under any of the Loan Documents, which remain in full force and effect, or impair the validity, perfection or priority of any security interest or collateral therefore, nor release the obligations of any guarantee thereof, all of which obligations, security interests, collateral, duties, rights and guarantees are hereby ratified and affirmed by the Borrower and the Guarantor, without prejudice to their rights herein or therein;

          (b) Subject to the Lender's duty to forbear under the terms of this Agreement, nothing herein shall waive or impair any rights, powers or remedies of the Lender under the Loan Documents, including, without limitation, any right or remedy of Lender against the Guarantor under his Guaranty of even date;

          (c) Nothing herein shall be construed to constitute an agreement by the Lender or to require the Lender to extend the Forbearance Period or grant additional forbearance periods, or to otherwise forbear, except on the terms hereof;

          (d) The Lender shall have the right at any time to take any action at law or in equity with respect to the Loan Documents and/or the Guaranty provided that such action is not inconsistent with the terms and conditions of this Agreement and Lender's duty to forbear under the terms and conditions hereof, including seeking the entry of such court orders and judgments as the Lender in its sole discretion deems appropriate to enforce the terms of this Agreement or to protect its security interests and rights to repayment under the Loan Documents and the Guaranty.

     16. Waivers. The Borrower and the Guarantor hereby renounce and waive to the fullest extent permitted by law all rights that may be waived under Article 9 of the Uniform Commercial Code as enacted in the Commonwealth of Virginia. Without limiting the generality of the foregoing, the Borrower and the Guarantor hereby renounce any right to receive notices of any disposition by the Lender of any collateral upon termination of the Forbearance Period, whether such disposition is by public or private sale under the UCC or otherwise, and waives any right to compulsory disposition of such collateral under the UCC. The Guarantor hereby waives any and all homestead and other exemptions available under the Code of Virginia, including, without limitation, _ 34-34 of the Code of Virginia, which protect against or limit the ability of the Bank to seize their personal assets to satisfy the obligations of the Guarantor to the Bank.

     17. Release of the Lender. In consideration of Lender's entry into this Agreement, the Borrower and the Guarantor hereby release, remise, acquit and forever discharge the Lender, the Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties") from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses, breaches, rights of setoff, counterclaims and statutory rights, of any and every character, known or unknown, direct or indirect, liquidated or unliquidated, contingent or non-contingent, at law or in equity, of every kind or nature, including any which may arise in a bankruptcy or insolvency proceeding, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, arising from or in any way directly or indirectly related to this Agreement or any of the Loan Documents or from the performance and payment by Borrower thereunder, or from the Guarantees of Borrowers' obligations to Lender by the Guarantor, and also from all other claims, rights, demands or causes of action of any kind, in law or in equity against the Lender, except for Lenders duties hereunder and Lender's duties under the Guarantee Agreements (all of the foregoing hereinafter called, collectively, the "Released Matters"). Borrower and the Guarantor acknowledge that the agreements in this Section are intended to be in full satisfaction of any and all alleged injuries or damages arising in connection with the Released Matters, whether known or unknown, at law or in equity, and that this release is a material inducement to the Lender's entry into this Agreement. Each of the Borrower and the Guarantor further represents and warrants to the Lender that it has not transferred, assigned or otherwise conveyed, or purported to transfer, assign or otherwise convey, any right, title or interest in the Released Matters as to any Person and that the foregoing constitutes a full and complete release of all Released Matters.

     18. No Partnership. Nothing herein shall be construed to make the Lender, the Borrower, WFLP or the Guarantor the agent, partner, or joint venturer of the other, and the Borrower, WFLP and the Guarantor have no relationship with Lender other than that of debtor and creditor.

     19. Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior or contemporaneous representations or agreements not contained herein. In entering into this Agreement, each of Borrower, WFLP and the Guarantor acknowledges that it is not relying on any statement, representation, warranty, covenant or agreement of any kind made by the Lender or by any agent or employee thereof, except for the agreements of the Lender set forth herein. They further acknowledge that Lender will only be bound by written instruments, duly executed by Lender, and that no officer, agent or representative of Lender has authority to act in any other manner.

     20. Notices. All notices, demands or communications required or permitted under this Agreement or under any of the Loan Document shall be given in writing and delivered personally, by hand, or sent via Federal Express or UPS, next business morning delivery, to:


If to the Lender:
United Bank
2071 Chain Bridge Road
Vienna, VA  22182
Attn. Mr. Dennis Coombe, Market President
Telephone: 703-442-7194
Facsimile: 703-287-2585


with copies to:
David B. Tatge, Esq.
Epstein Becker & Green, P.C.
1227 25th Street N.W.
Washington D.C.  20037
Telephone:     202-861-0900
Facsimile:     202-296-2882





If to the Borrower,
WFLP or to the  Guarantor:
Williams Industries, Inc.
8624 Reading Drive
Manassas, VA  20109
Attention:  Mr. Frank Williams, III
Telephone:     (703) 335-7816
Facsimile:     (703) 335-7802


With copies to:
Daniel K. Maller, Esq.
P.O. Box 67
Merrifield, VA  22116
Telephone: 703-731-8433
Facsimile: 703-361-8562







     21. Construction. The parties acknowledge that all parties and their counsel have reviewed this Agreement and any rule of construction to the effect that any ambiguity should be construed against the drafting party will not be employed in the interpretation of this Agreement or any amendments hereto. All signatories to this Agreement acknowledge that it has been negotiated at arms length and in good faith, and that each has relied upon independent legal counsel of their choice.

     22. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties and their successors and assigns; provided, however, that this Agreement may not be assigned by any of the Borrowers without the prior written consent of the Lender.

     23. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     24. Time of the Essence. Time is of the essence under this Agreement. Closing must occur by no later than noon on June 30, 2005, and post-Closing obligations must thereafter timely occur.

     25. No Further Encumbrances.. Without derogating from any right, remedy or other provision contained in this Agreement or the Loan
Documents, Borrower will not pledge, lien or encumber any assets, other than for purchase money financing or liens in favor of the Bank, until the Indebtedness due to the Bank has been paid in full.

     26. Severability. The unenforceability of any provision of this Agreement shall not affect the validity, binding effect or enforceability of any other provision of this Agreement; provided, however, that if any provision of this Agreement is declared unenforceable against any of the Borrower or the Guarantor, for any reason, by any court or governmental body of competent jurisdiction, all agreements, consents and waivers of the Lender set forth in this Agreement shall, at the option of the Lender, be deemed null and void ab initio, and the Lender shall, at its election, be restored to the position it would have occupied, with all rights available to it, as though such agreements, consents and waivers had never been made. Without limiting the generality of the foregoing, the Lender shall have all rights and remedies under the Loan Documents and applicable law and all rights under its Guarantee Agreement with the Guarantor.

     27. Further Assurances, etc. Borrower, WFLP and the Guarantor agree to take any actions and to execute and deliver any additional documents which the Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lender by this Agreement and the Loan Documents or guarantees thereof.

     28. Specific Performance, Etc. Borrower, WFLP and the Guarantor stipulates that the Lender's remedies at law, in the event of any default or threatened default by Borrower, WFLP or by the Guarantor in the performance of or compliance with any of the terms and provisions of this Agreement or the Loan Documents or associated Guarantee Agreements to be observed or performed, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or therein or by an injunction against the violation of any of the terms or provisions contained herein or therein or other wise.

     29. Jury Trial. Each party irrevocably waives all right to a trial by jury in any suit, action or other proceeding in respect of its obligations hereunder or the transactions contemplated hereby.

     30. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to its conflict of laws principles.

     31. No waivers. By entering into this Agreement it is agreed that Lender does not waiver or limit any right it may have against Borrower, WFLP or the Guarantor, except as may be expressly stated herein, all rights and remedies of Lender being reserved.

     32. Signatures. Faxed signatures shall be accepted for all purposes, with originals to be provided within three (3) business days thereafter. This Agreement may be signed in counterparts, each of which so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

     33. Expiration. Upon termination or expiration of the Forbearance Period, Lender is no longer obligated to forbear from exercising any of its rights and remedies.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the day and year set forth above.

ATTEST:                         UNITED BANK, a Virginia banking institution


___________________                  By: __________________
Name:                                    Name:
Title:                               Its:




ATTEST:                         WILLIAMS INDUSTRIES, INCORPORATED,


___________________                 By: __________________
Name:                                   Name: Frank E. Williams, III
Title:                                  Its: Chairman


ATTEST:                         INSURANCE RISK MANAGEMENT GROUP,
                                INC.,


___________________                 By: __________________
Name:                                   Name: : Frank E. Williams, III
Title:                                  Its: Chairman


ATTEST:                         PIEDMONT METAL PRODUCTS, INC.


___________________                 By: __________________
Name:                                   Name: : Frank E. Williams, III
Title:                                  Its: Chairman

ATTEST:                         WILLIAMS BRIDGE COMPANY


___________________                 By: __________________
Name:                                   Name: : Frank E. Williams, III
Title:                                  Its:  Chairman

ATTEST:                         WII REALTY MANAGEMENT, INC.


___________________                 By: __________________
Name:                                   Name: : Frank E. Williams, III
Title:                                  Its: Chairman



ATTEST:                         WILLIAMS STEEL ERECTION COMPANY,
                                  INC.,


___________________                 By: __________________
Name:                                   Name: Frank E. Williams, III
Title:                                  Its: Chairman

ATTEST:                         GREENWAY CORPORATION


___________________                 By: __________________
Name:                                   Name: Frank E. Williams, III
Title:                                  Its: Chairman


ATTEST:                         WILLIAMS EQUIPMENT CORPORATION


___________________                 By: __________________
Name:                                   Name: Frank E. Williams, III
Title:                                  Its: Chairman

ATTEST:                         S.I.P. INC. OF DELAWARE



___________________                 By: __________________
Name:                                   Name:Frank E. Williams, III
Title:                                  Its: Chairman

SEEN, CONSENTED AND AGREED TO:

ATTEST:                         FRANK E. WILLIAMS, JR., individually



___________________                 By: __________________
Name:                                   Name: Frank E. Williams, Jr.
Title:


ATTEST:                         WILLIAMS FAMILY LIMITED PARTNERSHIP
                              By WILLIAMS FAMILY CORP., General Partner


___________________                 By: __________________
Name:                                   Name: Frank E. Williams, Jr.
Title:                                  Its:  President



Exhibit A

GUARANTY

     THIS GUARANTY AGREEMENT ("Agreement"), dated June 30, 2005, made by FRANK E. WILLIAMS, JR. ("Guarantor") in favor of UNITED BANK, a Virginia banking institution ("Bank" or, variously, "Lender).
RECITALS:

A. The Guarantor is a direct or indirect shareholder, and a director and officer of, among other entities, WILLIAMS INDUSTRIES, INC., a Virginia corporation with offices at 8624 J.D. Reading Drive, Manassas, VA 20109; INSURANCE RISK MANAGEMENT GROUP, INC., a Virginia corporation; PIEDMONT METAL PRODUCTS, INC., a Virginia corporation, WILLIAMS BRIDGE COMPANY., a Virginia corporation, WII REALTY MANAGEMENT, INC., a Virginia corporation, WILLIAMS STEEL ERECTION COMPANY, INC., a Virginia corporation, GREENWAY CORPORATION, a Maryland corporation, WILLIAMS EQUIPMENT CORPORATION, a District of Columbia corporation (collectively, "Original Borrower") and S.I.P., INC. OF DELAWARE, a Delaware corporation ("S.I.P."; collectively, with "Original Borrower", the "Borrower").

B. Borrower and Guarantor seek to induce the Bank to enter into a Forbearance Agreement of even date herewith.

C. Guarantor will derive substantial direct and indirect benefit from the consummation of and entry by Borrower into the Forbearance Agreement with the Bank.

C. This Agreement is made by Guarantor to, among other things, induce the Bank to enter into the Forbearance Agreement.

D. Capitalized terms not otherwise defined herein shall have the meanings given in the Forbearance Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Guarantor hereby covenants and agrees as follows:

                              Article I.
                               Guaranty

1.1 Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Bank the full and punctual performance by, and the obligations, responsibilities and covenants of the following obligations of Borrower in and under the Forbearance Agreement ("Guaranteed Obligations"):

a. The payment of $750,000, cash, to the Bank, as the supplemental pay-down called for under _ 8 of the Forbearance Agreement, on or before September 30, 2005. Guarantor agrees to unconditionally pay to the Bank $750,000 if this payment is not timely received by the Bank.

b. The validity, extent and priority, in favor of the Bank, as additional security for the Indebtedness and Obligations of Borrower to the Bank, of the $750,000 first mortgage given to the Bank under _ 4 of the Forbearance Agreement by S.I.P. Inc. of Delaware, a Delaware corporation. Guarantor agrees to unconditionally pay to the Bank $750,000 if this deed of trust is not delivered timely as promised, or if it is ever voided or set-aside or held to be invalid security for the Indebtedness and Obligations of Borrower to the Bank, for any reason;

c. The validity, extent and priority, in favor of the Bank, as additional security for the Indebtedness and Obligations of Borrower to the Bank, of the deed of trust on the Wellington property granted by Williams Family Limited Partnership, a Virginia limited partnership, which deed of trust is raised from $400,000 to $1.4 million under _ 5 of the Forbearance Agreement. Guarantor agrees to unconditionally pay to the Bank $1,000,000 if this amendment to the deed of trust is not delivered timely as promised, or if the deed of trust, as so amended, is ever voided or set-aside or held to be invalid security for the Indebtedness and Obligations of Borrower to the Bank, for any reason.

1.2 Obligations Absolute. Guarantor agrees that the Guaranteed Obligations will be performed strictly in accordance with the terms of the Forbearance Agreement and this Agreement and that the obligations of Guarantor under this Agreement shall be absolute, unconditional and irrevocable, irrespective of any of the following:

(a) impossibility of performance on the part of Borrower of the Guaranteed Obligations;

(b) the failure of Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Agreement;

(c) any impairment of any corporation, partnership, joint venture, limited liability company, limited liability partnership, organization, entity, authority or natural person ("Person") of any recourse of Guarantor against Borrower or Williams Family Limited Partnership; or

(d) any bankruptcy, insolvency, reorganization, dissolution or similar proceedings with respect to, or any change, restructuring or termination of the corporate or partnership structure or existence of Borrower, Guarantor or any other Person;

1.3 No Stay. Without limitation of any other provision of this Agreement, if the time for performance of any Guaranteed Obligations shall at any time be stayed, enjoined or barred for any reason, Guarantor agrees that, for purposes of this Agreement and Guarantor's obligations hereunder, the time for performance of such Guaranteed Obligation shall be deemed to have occurred.

1.4 Payments. Any payments to be made by Guarantor pursuant to this Agreement shall be made to Bank without setoff, counterclaim, withholding or other deduction of any nature.

1.5 Subrogation, etc. Guarantor hereby agrees that all claims it may have (known and unknown, whether arising by operation of law, by agreement or otherwise) against Borrower or the Williams Family Limited Partnership, arising from the existence, payment, performance or enforcement of any of the obligations of Guarantor under or in connection with this Agreement or the Forbearance Agreement, shall be subordinate to any claims that Bank may have against Borrower or against Williams Family Limited Partnership.

1.6 Continuing Agreement; Termination This Agreement is a continuing guaranty and shall continue in full force and effect until final and irrevocable performance and fulfillment in full of all Guaranteed
Obligations.    Upon such fulfillment of the Guaranteed Obligations, this
Agreement shall terminate and be of no further force and effect.

1.7 Default. Upon Buyer's failure to perform, satisfy or fulfill any of the Guaranteed Obligations, the obligations of Guarantor under this Agreement shall be immediately due. Any violation by Guarantor of the terms, conditions, representations, warranties and covenants set forth herein, or any contest by Guarantor of the validity or enforcement hereof or any denial of liability hereunder shall be an event of default under this Agreement and Bank may, in its sole discretion, take any actions permitted at law or in equity, or under this Agreement or the Forbearance Agreement.

                             Article II.
        Representations and Warranties and Additional Covenants

Guarantor represents, warrants and agrees as follows:

2.1 Validity and Enforceability of Guaranty. The execution and delivery of this Agreement by Guarantor does not, and compliance by Guarantor with the terms of this Agreement will not, conflict with or contravene any provision of law or the provisions of any agreement to which Guarantor is a party or by which he is bound. This Agreement constitutes a legal, valid, and binding obligation of Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and except as such enforceability may be limited by applicable equity principles.

2.2 Solvency. Guarantor is solvent and the execution and delivery of this Agreement and the transactions contemplated hereby will not render Guarantor insolvent.

2.3 Bankruptcy Intent. Guarantor has no intent (i) to file a voluntary petition under the Bankruptcy Code or in any manner seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any other state, local, federal or other insolvency laws, either at the present time or at any time hereafter, (ii) to directly or indirectly cause any involuntary petition to be filed against Guarantor or directly or indirectly cause the Guarantor to become the subject of any proceedings pursuant to any state, federal or other insolvency law providing for the relief of debtors, either at the present time or at any time hereafter, or (iii) to directly or indirectly cause any interest of Guarantor to become the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings, either at the present time or at any time hereafter.

2.4 No Fraudulent Intent. Neither the execution and delivery of this Agreement nor the performance of any actions required hereunder or described herein is being consummated by Guarantor with or as a result of any intent to hinder, delay, or defraud any person.

2.5 Review of Documents. Guarantor has, with the assistance of legal counsel, read and reviewed this Agreement and the Forbearance Agreement as Guarantor or its legal counsel deems necessary or desirable to read and review.

2.6 Litigation. There is no litigation or governmental proceedings pending or threatened against Guarantor the results of which might materially and adversely affect the financial condition of Guarantor.

2.7 Governmental Approval. No authorization, consent or approval of any governmental body, authority or regulatory body is required which has not been obtained in connection with the execution, delivery and performance by Guarantor of this Agreement.

                             Article III.
                            Miscellaneous

3.1 Amendments, etc. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by Guarantor herefrom, shall in any event be effective unless in a writing signed by or on behalf of Bank and Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.2 No Implied Waiver; Remedies Cumulative. No delay or failure of Bank in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Bank under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

3.3 Notices. Except as otherwise expressly provided herein, all notices or other communications, including notice of a change of address made under this Agreement shall be in writing and shall be sent to the following addresses by United States first class mail, by nationally-recognized overnight courier, by personal delivery, or by facsimile transmission, in all cases with charges prepaid:
If to Guarantor:

Frank Williams, Jr.
          c/o Williams Industries, Inc.
          8624 J.D. Reading Drive
          Manassas, VA  20109
          Facsimile: 703-335-7802

with a copy to:

          Daniel K. Maller, Esq.
          P.O. Box 67
          Merrifield, VA  22116
          Facsimile: 703-361-8562

If to Bank:     United Bank
          2071 Chain Bridge Road
          Vienna, VA22182
          Attn. Mr. Dennis Coombe, Market President
          Facsimile: 703-287-2585

with a copy to:

Epstein Becker & Green, P.C.
1227 25th Street NW
Washington, D.C. 20037
Attention: David B. Tatge, Esq.
          Facsimile: 202-296-2882

All such notices shall be effective three (3) days after mailing or when received, whichever is earlier.

3.4 Expenses. In the event that Bank is required to enforce its rights with respect to any claim related to the enforcement of this Agreement, Guarantor agrees to pay within ten (10) days of demand therefore by Bank all reasonable expenses (including reasonable fees and expenses of counsel) which Bank may incur arising from or relating to the enforcement of this Agreement.

3.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

3.6 Construction. Section and other headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any respect. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities against the party controlling the drafting shall apply to this Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

3.7 Successors and Assigns. This Agreement shall be binding upon Guarantor and his successors and assigns, provided, however that Guarantor is prohibited from assigning his rights or obligations under this Agreement without the express prior written consent of the Bank. Bank (and any successive assignee or transferee thereof) may assign or otherwise transfer all or any portion of its rights or obligations under this Agreement and this Agreement shall inure to the benefit of and be enforceable by Bank and its successors and assigns.

3.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, exclusive of conflict of law principles.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed and delivered as of the date first above written.

                              FRANK E. WILLIAMS, JR.

                              _____________________________
                              By: Frank E. Williams Jr., individually